Exhibit 4.2

THERATECHNOLOGIES INC.

DEFERRED COMPENSATION PLAN

FOR MEMBERS OF THE BOARD OF DIRECTORS AND

CERTAIN EXECUTIVE OFFICERS

1.	Definitions

For the purposes of this Plan, unless the wording or context should indicate otherwise, the words and expressions below shall have the following meaning:

“Application for Redemption” means an application for redemption such as the one attached hereto as Schedule C;

“Blackout Period Deadline” has the meaning given in Section 5.1;

“Board” means the board of directors of the Corporation;

“Business Day” means any day on which the banks are open in the province of Quebec;

“Chief Executive Officer” means the Officer appointed to that position by the Board;

“Compensation” means (i) for Participants who are Directors, their annual base fees as Director, (ii) for the Participant who chairs the Board, his or her annual base fees to act as Director and annual salary to act as Chair of the Board, and (iii) for Participants who are Officers, their annual bonuses for services rendered as Officers, not including their annual base wages, as well as any amount paid to Participants to reimburse expenses;

“Corporation” means Theratechnologies Inc. and its subsidiaries;

“Director” means a member of the Board who is not an Officer;

“DSUs” means the deferred stock units of the Corporation that may be granted to Participants under this Plan, which shall be credited in the registers held by the Corporation;

“Employment Termination” means the termination of the employer/employee relationship between the Corporation and a Participant who is an Officer following the latter’s retirement, loss of employment or death;

“Equity Amount” means the greater of (i) the market value of the Shares and the DSUs on their respective issue dates and (ii) the acquisition cost of the Shares (excluding brokerage fees associated with the purchase of those Shares) and the DSUs on their respective acquisition dates, held by Participants;

“Equity Objective” means the level of Participants’ equity in Shares and DSUs, as that level may be determined by the Board from time to time;

“Notice of Election” means a notice of election such as the one attached hereto as Schedule A;

“Officer” means an executive officer of the Corporation, as determined by the Board for the purposes of this Plan;

“Participant” means any Director or Officer of the Corporation who is entitled to Compensation under this Plan pursuant to a resolution of the Board;

“Payment Date” has the meaning given in Section 8.2;

“Percentage” has the meaning given in Article 4;

“Plan” means this Deferred Compensation Plan for Directors and certain Officers, as the Plan may be amended from time to time;

“Redemption Date” means, in respect of a Participant, the first date on which the two (2) following conditions are met: (A) (i) in the case of a Director, the Participant ceases to be a Director for any reason whatsoever, or (ii) in the case of an Officer, the Participant ceases to be an Officer due to Employment Termination, and (B) the Participant is not an employee, member of the Board or person related to the Corporation for the purposes of the Income Tax Act (Canada);

“Share” means a common share of the Corporation;

“Termination Notice” means a termination notice such as the one attached hereto as Schedule B;

“Value of a DSU” or “Value of the DSUs” means, on any given date, the market value of the Shares on that date, calculated using the average closing price of the Shares on the Toronto Stock Exchange on that date and during the four (4) previous trading days, subject to the adjustments that may be made pursuant to Article 7 of the Plan.

2.	Goal

The goal of the Plan is to increase the Corporation’s ability to attract and retain high-quality individuals to act as Directors or Officers, emphasize the long-term interests of the Corporation and better align the interests of the Directors and Officers with those of the shareholders of the Corporation in the creation of long-term value for shareholders.

3.	Administration

3.1

The Board shall administer the Plan and may delegate all or part of its obligations and powers to its compensation committee, nominating and corporate governance committee or any other committee of the Board.

3.2

The Board shall be authorized to interpret the Plan, to implement, amend and repeal the rules and procedures relating to the Plan, and to make any other decision it may deem necessary or desirable for the administration of the Plan. The Board may remedy any defect, make up for any omission or reconcile any incompatibility with the Plan in the manner and to the extent it may deem necessary or desirable. Any decision of the Board regarding the interpretation, administration and grantings under this Plan, as described herein, shall be at its entire discretion and shall be final, conclusive and irrevocable for all of the parties involved.

4.	Eligibility

4.1	Subject to the conditions set out herein, Participants who are Officers may choose to receive up to 100% (the “Percentage”) of their Compensation in DSUs.

4.2

Subject to the conditions set out herein, Participants who are Directors shall receive 100% of their Compensation in DSUs until they reach their Equity Objective, as determined by the Board. Directors who have reached their Equity Objective may afterwards, subject to the conditions set forth herein, choose to receive up to 100% of their Compensation in DSUs.

5.	Participants’ Election

5.1

Participants who are Officers and choose to participate in the Plan must file a Notice of Election with the Secretary of the Corporation before 3:00 p.m. on the second Business Day after the Board determines their Compensation and indicate the participation Percentage elected for the previous fiscal year. Participants who are Directors and choose to participate in the Plan once their Equity Objective is reached must file a Notice of Election or any other equivalent notice with the Secretary of the Corporation before the first day of each calendar quarter by indicating the Percentage in Compensation they elect to receive in DSUs for the upcoming calendar quarter. Should the last day on which Participants may choose to take part in the Plan fall during a blackout period or other similar period prescribed by the Corporation under an insider trading policy or other similar policy (but not, for greater certainty, during a blackout period resulting from a cease trading order issued by a regulatory authority against the Corporation or its insiders), the deadline by which Participants must make their selection shall be automatically extended to the second Business Day after the blackout period is lifted (the “Blackout Period Deadline”).

5.2

The Participants’ decision to take part in the Plan shall be deemed to apply to the calendar quarter for which a Notice of Election or any other equivalent notice is filed pursuant to Section 5.1. If a Notice of Election or any other equivalent notice is not filed with the Secretary of the Corporation, the Participants shall be deemed to have elected for a Percentage equal to 0%.

5.3

Participants may at all times terminate their participation in the Plan by filing a Termination Notice with the Secretary of the Corporation, which notice shall only come into force if the DSUs for which a Notice of Election was filed have not been issued.

6.	Granting of DSUs

6.1

For each calendar quarter, Participants who are Directors shall be credited a number of DSUs determined based on the amount of deferred compensation payable to Directors during this calendar quarter (namely the Percentage selected under Section 5.1 multiplied by the Compensation payable to that Participant for this calendar quarter) divided by the Value of the DSUs on the date that is the first Business Day of a calendar quarter. For each fiscal year of the Corporation, Participants shall be credited a number of DSUs determined based on the amount of deferred compensation payable to Officers during that fiscal year (namely the Percentage selected under Section 5.1 multiplied by the Compensation payable to that Participant for that fiscal year), divided by the Value of the DSUs fixed on the date on which Officers file their Notice of Election to the Secretary pursuant to Section 5.1. In the event the Toronto Stock Exchange is closed for business on the date a Participant files its Notice of Election pursuant to Section 5.1, the date on which the Value of the DSUs is determined shall be postponed to the following date on which the Toronto Stock Exchange is open for business. If the Blackout Period Deadline falls after December 31, the Value of the DSUs shall be determined on the date of the Blackout Period Deadline. The Corporation shall not pay out fractions of DSUs, but shall round off the number of DSUs granted to Participants up to the nearest whole number for any DSU fraction between 0.5 and 0.9, and down to the nearest whole number for any DSU fraction between 0.1 and 0.4.

6.2

If a cash dividend is declared in respect of the Shares, the Participants to whom DSUs have been credited shall be credited a number of additional DSUs, for the fiscal year during which the record date is set for any such dividend, reflecting the amount of that dividend (namely the amount of dividend per Share, multiplied by the number of DSUs credited to the Participant on the record date), divided by the Value of the DSUs on the last day of the fiscal year.

6.3

The DSUs granted to the Participants shall be entered into the register kept by the Corporation, but shall not be represented by certificate or any other document. Unless evidence is presented to the contrary, any entry in that register shall be deemed to represent the number of DSUs held by that Participant.

6.4

Without limiting the Participants’ right to receive the total amount of Compensation they may otherwise be entitled to receive, the Board may from time to time grant, at its discretion, a number of DSUs to a Participant.

7.	Effects of an amendment to the share capital

In the case of stock dividends, stock splits, reverse stock splits, share for share exchanges or other distributions (other than a cash dividend) by the Corporation to the shareholders or any other change having an impact on the Shares, including their conversion into shares of another entity should the Corporation amalgamate or restructure, proportional adjustments shall be made to the number of DSUs outstanding under the Plan to reflect any such change.

8.	Redemption of DSUs

8.1	DSUs may be redeemed as of the Redemption Date in accordance with the procedure described in Article 8. The Value of the DSUs redeemed shall be determined on the Payment Date (as defined below).

8.2

As of the Redemption Date and subject to Section 8.3, Participants (or, in the event of their death, the beneficiary of the DSUs) may request that the Corporation redeem their DSUs by filing an Application for Redemption with the Secretary of the Corporation, specifying the date on which they wish to receive payment, which date shall be a Business Day no earlier than five (5) Business Days after the date on which the Application for Redemption is filed with the la Corporation, but no later than on November 30 following the year of the Redemption Date (the “Payment Date”). The Application for Redemption must provide that all, and no less than all, of the DSUs held by the Participants or their beneficiaries or assigns, as the case may be, at the time of filing the Application for Redemption are being redeemed.

8.3

If the Participants or their beneficiaries or assigns, as the case may be, fail to file an Application for Redemption with the Corporation before November 15 of the fiscal year following the year of the Redemption Date, the Participants or their beneficiaries or assigns shall be deemed to have filed, on that date, an Application for Redemption with the Corporation in which the date of November 30 of that fiscal year or, if that date does not fall on a Business Day, the last Business Day before November 30 of that fiscal year, has been specified as the Payment Date.

8.4

On the Payment Date, the Corporation shall issue a cheque to the Participants (or, in the event of their death, the beneficiaries of the DSUs) for a cash amount equal to the Value of the DSUs redeemed, minus any applicable tax withholdings; the Corporation shall mail this cheque to the address indicated in the Application for Redemption or hold it at the head office of the Corporation for pick-up by the Participants, the whole as indicated by the Participants in the Application for Redemption. If the Participants or their beneficiaries or assigns, as the case may be, fail to give an address or give a partial or illegible address to which the cheque must be sent, fail to give instructions in the Application for Redemption or fail to file an Application for Redemption with the Corporation, the Participants or their beneficiaries or assigns shall be deemed to have instructed the Corporation to send the cheque to the Participants’ address appearing in the register of the Directors kept by the Corporation.

8.5	Should the Participants die after the Redemption Date but before having filed an Application for Redemption with the Corporation, Sections 8.2, 8.3 and 8.4 shall apply, mutatis mutandis.

9.	Non-assignability

Participants may not sell, transfer or otherwise assign the DSUs or any rights associated therewith other than in a will or other testamentary document, or in accordance with the legislation respecting the vesting and partition of successions.

10.	Amendment and termination

This Plan may at all times be amended or terminated by the Board (including, without limitation, for the purposes of suspending, limiting or delaying the Participants’ right to take part in the Plan), it being understood that any such amendment or termination shall in no way affect the Participants’ rights to the DSUs previously credited to their account.

11.	Final provisions

11.1	All costs associated with implementing and administrating the Plan shall be borne by the Corporation.

11.2

The Corporation’s obligation to issue the DSUs under this Plan is subject to all legislation, regulations, rules and policies of any government agency applicable to the issuance and distribution of securities, and to the rules of any stock exchange on which the Corporation’s Shares may be listed. The holders of DSUs agree to abide by the said legislation, regulations, rules and policies and to provide the Corporation with any information or undertaking that may be needed to comply therewith.

11.3	This Plan does not provide any guarantee as to the losses or profits that may result from any variations in Share prices.

11.4

The Corporation and its subsidiaries shall bear no liability in respect of the tax consequences participation in the Plan might have over any Participants. Each Participant shall consult with his/her own tax advisor.

11.5	This Plan and any DSU granted hereunder shall be governed by and interpreted in accordance with the laws of the province of Quebec and the Canadian legislation applicable thereto.

11.6	This Plan shall come into force December 14, 2010. This Plan was amended on February 7, 2012.

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SCHEDULE A

NOTICE OF ELECTION

Theratechnologies Inc.

(the “Corporation”)

Deferred Compensation Plan

for Members of the Board of Directors and Certain Executive Officers

(the “Plan”)

Note: The capitalized terms and expression that are not defined elsewhere herein shall have the meaning given in the Plan.

Check the appropriate box and fill out, if necessary:

☐	I choose to participate in the Plan, and elect the Percentage of %.

☐	I choose not to participate in the Plan.

By filing this Notice of Election, the undersigned confirms the following:

The undersigned has received and examined a copy of the Plan and agrees to be bound thereby.

The undersigned acknowledges that he/she may not demand that the Corporation redeem his/her DSUs as long as he/she is acting as Director or Officer.

The undersigned moreover acknowledges that, when the DSUs credited to him/her under the Plan are redeemed pursuant to the Plan, that redemption may give rise to tax withholdings and other applicable withholdings by the Corporation. These withholdings may specifically include deductions at source for federal or provincial income taxes, the Canada Pension Plan, the Quebec Pension Plan, the Quebec Health Insurance Plan and, for American and European residents, any applicable federal, state or local income taxes.

(Date)	(Signature of the Participant)

(Name of the Participant – in block letters)

SCHEDULE B

TERMINATION NOTICE

Theratechnologies Inc.

(the “Corporation”)

Deferred Compensation Plan

for Members of the Board of Directors and Certain Executive Officers

(the “Plan”)

Note: The capitalized terms and expression that are not defined elsewhere herein shall have the meaning given in the Plan.

The undersigned hereby notifies the Corporation that he/she wants to terminate his/her participation in the Plan.

The undersigned acknowledges that he/she may not demand that the Corporation redeem his/her DSUs as long as he/she is acting as Director or Officer.

(Date)	(Signature of Participant)

(Name of Participant – in block letters)

ANNEXE C

APPLICATION FOR REDEMPTION

Theratechnologies Inc.

(the “Corporation”)

Deferred Compensation Plan

for Members of the Board of Directors and Certain Executive Officers

(the “Plan”)

Note: The capitalized terms and expression that are not defined elsewhere herein shall have the meaning given in the Plan.

The undersigned hereby requests that the Corporation redeem all of his/her DSUs pursuant to the Plan on                      (insert Payment Date, which shall be a Business Date no earlier than five Business Days after the date on which the Application for Redemption is filed with the Corporation, but no later than on November 30 of the fiscal year following the year of the Redemption Date).

Check the appropriate box and fill out, if necessary:

☐	Please issue a cheque to the undersigned for a cash amount equal to the Value of the DSUs redeemed, minus any applicable withholding, and send it to the following address:

☐

Please issue a cheque to the undersigned for a cash amount equal to the Value of the DSUs redeemed, minus any applicable withholding, then keep it at the head office of the Corporation for pick-up by the undersigned.

The undersigned acknowledges that, when the DSUs credited to him/her under the Plan are redeemed pursuant to the Plan, that redemption may give rise to tax withholdings and other applicable withholdings by the Corporation. These withholdings may specifically include deductions at source for federal or provincial income taxes, the Canada Pension Plan, the Quebec Pension Plan, the Quebec Health Insurance Plan and, for American and European residents, any applicable federal, state or local income taxes.

(Date)	(Signature of Participant)

(Name of Participant – in block letters)